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MVB Financial Corp. Acquires Chartwell Compliance
Acquisition Differentiates MVB Fintech with its Commitment to Compliance Excellence

(FAIRMONT, W.Va.) Sept. 16, 2019 – MVB Financial Corp. (“MVB,” “MVB Financial”) (Nasdaq: MVBF), the holding company for MVB Bank, Inc., announced today Chartwell Compliance has joined the MVB family through its acquisition as a wholly-owned subsidiary of MVB Bank. The move further reinforces MVB’s 3.0 strategy of seeking “blue ocean” opportunities and differentiates MVB’s expanding Fintech vertical with its commitment to regulatory and compliance excellence.

Headquartered in Bethesda, Md., Chartwell Compliance provides integrated regulatory compliance, state licensing, financial crimes prevention and enterprise risk management services that include consulting, outsourcing, testing and training solutions. It is one of the world’s leading specialist firms in state and federal compliance and market entry facilitation for firms entering into or expanding in North America, serving many of the most high-profile providers of the Fintech industry, such as commercial bill pay solution providers, crypto currency and blockchain innovators, publicly-traded online marketplaces, money services businesses, venture capital firms, Fintech banks, third party payments processors and financial accounting software providers.

Chartwell Compliance will retain its name and mission. Daniel Weiss, founder, will remain as President and CEO of Chartwell. Chartwell’s 20 professionals from money services businesses, payments processors and state and federal financial regulation will continue to serve their clients across the nation and beyond with immediate plans to grow and expand services.

“Chartwell Compliance consistently provides world-class compliance consulting and has formed a specialty niche serving hundreds of clients in the Fintech industry, which aligns with MVB as the preferred bank for Fintech companies. With our shared vision of the future of financial services, respect for compliance, regulation, safety and soundness and belief in doing the right things, MVB Bank and Chartwell Compliance are a perfect fit as trusted partners. With this synergy, our relationship will bring new ‘blue ocean’ opportunities for both MVB and Chartwell,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “Additionally, with Chartwell we have turned a traditional banking cost center into a profit center that will benefit MVB, our clients and our shareholders.”

As a stand-alone subsidiary of MVB Bank, Inc., Chartwell Compliance will expand its services to both Fintech clients and bank. Chartwell will coordinate with MVB Bank’s current compliance officers and be charged to help create and implement strategy and provide expert compliance resources to aid MVB in carrying out stringent and faster new client due diligence. Chartwell also will conduct enhanced monitoring and testing of clients.

“Through this win-win acquisition, MVB Bank and its clients get a fully-baked compliance solution and one of the world’s best-known Fintech compliance houses, while Chartwell Compliance and its clients get a mature financial institution specialized in Fintech,” said Daniel Weiss, President and CEO, Chartwell Compliance. “With this new phase of our Chartwell Compliance lifecycle, we gain both for ourselves and for MVB Bank an instant, hard-to-replicate edge over competitors, an extraordinary new client for us and resource for our clients in the form of MVB Bank, connections to new Fintech clients and opportunities for upward mobility on a personal level for our professionals. It is as if we have fulfilled our long-sought goal of one day having our own Fintech bank, without having to go through the legwork of forming and capitalizing one.”

Squires Patton Boggs (US) LLP provided legal representation to MVB. Tomlinson Advisory Group advised Chartwell Compliance.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage, the MVB Community Development Corporation and Chartwell Compliance, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

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Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries, as well as statements regarding MVB’s intent to recognize a holding gain on its equity investment in fintech companies and the anticipated use of the proceeds from such gains, as well as MVB’s future plans with regard to its fintech line of business. When words such as “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; revaluation of equity investments, including MVB’s investments in fintech companies; inability to further scale up the fintech line of business; competition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.